Exhibit 2

Scott Wilson Roscoe Postle Associates Inc	Suite 501, 55 University Avenue, Toronto, ON M5J 2H7 T (416) 947-0907 F (416) 947-0395 www.scottwilson.com

CONSENT OF QUALIFIED PERSON

Ontario Securities Commission

British Columbia Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission (Securities Division)

Manitoba Securities Commission

Autorité des marchés financiers

New Brunswick Securities Commission

Nova Scotia Securities Commission

Newfoundland and Labrador, Securities Division, Department of Government

Services and Lands

Registrar of Securities, Prince Edward Island

The Toronto Stock Exchange

Our Ref: 1225 Date: January 19, 2009

I, Ian T. Blakley, P.Geo., do hereby consent to the public filing of the report titled “Report on the Resource Estimate for the Offset Zone at Lac des Iles Mine, Ontario, Canada” (the Report), prepared for Lac des Iles Mines Ltd. and dated January 15, 2009, and extracts from, or the summary of, the Report in the press release of Lac des Iles Mines Ltd. dated January 20, 2009 (the Press Release).

I also certify that I have read the Press Release and that it fairly and accurately represents the information in the Report that supports the Press Release.

(Signed)

Ian T. Blakley, P.Geo.

Email: ian.blakley@scottwilson.com